Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement:

(1)	Registration Statement (Form S-8 No. 333-224249) pertaining to the 2016 Equity Incentive Plan of Qudian Inc., and
(2)	Registration Statement (Form S-8 No. 333-249085) pertaining to the 2016 Equity Incentive Plan of Qudian Inc.;

of our report dated April 29, 2024, with respect to the consolidated financial statements of High Templar Tech Limited (formerly known as Qudian Inc.), included in its Annual Report (Form 20-F) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP
Shanghai, the People’s Republic of China
April 10, 2026